SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            TRITON PCS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                23-2974475
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
               (Address of Principal Executive Offices) (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X] -


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]


         Securities Act registration statement file number to which this form relates: __________. (If applicable)


         Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                      Name of Each Exchange on Which
         To Be So Registered                      Each Class Is To Be Registered
         -------------------                      ------------------------------
         Class A Common Stock, par value $0.01       New York Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:


                                      None

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Class A common stock of Triton PCS Holdings, Inc. (the "Registrant") registered on the New York Stock Exchange hereby, including the information required by Item 202 of Regulation S-K, is incorporated by reference to the description of capital stock of the Registrant included in the "Description of Capital Stock" section of the prospectus filed as a part of the Registrant's Form S-3 Registration Statement, (Commission File No. 333-49974), filed with the Securities and Exchange Commission on February 22, 2001.

Item 2. Exhibits.


     The securities to be registered are to be listed on the New York Stock Exchange, on which no other securities of the Registrant are listed. Pursuant to the Instruction as to Exhibits on Form 8-A, no exhibits are required.

                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            TRITON PCS HOLDINGS, INC.



Date:  July 13, 2001                         By:  /s/ David D. Clark
                                                 -----------------------------
                                                 David D. Clark
                                                 Executive Vice President and
                                                 Chief Financial Officer